Exhibit 13.1

Certification by the Chief Executive Officer and Principal Financial Officer pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Transition Report on Form 20-F of Summit Therapeutics plc (the “Company”) for the period ended December 31, 2019, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Robert Duggan, as Chief Executive Officer of the Company, and Melissa Strange, as Vice President of Finance and Principal Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2020

By:	/s/ Robert Duggan
	Name:	Robert Duggan
	Title:	Chief Executive Officer

By:	/s/ Melissa Strange
	Name:	Melissa Strange
	Title:	Vice President of Finance